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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERD PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 12, 2004 relating to the consolidated financial statements, which appear in Genaissance Pharmaceuticals, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in this registration statement.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
August 24, 2004

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CONSENT OF INDEPENDENT REGISTERD PUBLIC ACCOUNTING FIRM